EXHIBIT 99.1

For Immediate Release

CRM Holdings, Ltd. Announces Affirmation of
Majestic Insurance Co. Rating By A.M. Best

HAMILTON, Bermuda, July 18, 2008 – CRM Holdings, Ltd. (the “Company”) (Nasdaq: CRMH), a leading provider of a full range of products and services for the workers’ compensation insurance industry, today announced that A.M. Best Co. removed from under review and affirmed the financial strength rating of A- (Excellent) of CRM’s wholly owned primary insurance subsidiary, Majestic Insurance Co. (“Majestic”).

“The rating reflects Majestic’s improved risk-adjusted capitalization following the implementation of a capital re-allocation plan by its ultimate parent, CRM Holdings, as well as the execution of a quota share reinsurance arrangement with a third party reinsurer,” A.M. Best said in its announcement. ”Furthermore, the issues that were faced by an affiliate, Compensation Risk Managers LLC (CRM LLC), with the New York Workers’ Compensation Board have been settled with no admission of wrongdoing, fines or penalties.”

A.M. Best also removed from under review and assigned a rating of B++ to CRM’s reinsurance subsidiary, Twin Bridges Ltd. (“Twin Bridges”).

During the second quarter, CRM strengthened the capital resources of Majestic via a stock dividend from Twin Bridges to Majestic. The effect of this re-allocation of capital resulted in A.M. Best’s downgrade of Twin Bridges to B++.

“We are pleased with the affirmation of Majestic’s rating by A.M. Best, which had been placed under review because of Majestic’s expanded presence in its markets and the issue with the New York Workers’ Compensation Board, which has since been resolved. We believe this validates our desire for prudent growth of our workers’ compensation risk management business while adhering to underwriting discipline and continued efficiency of operations,” said Daniel G. Hickey Jr., CRM’s Chairman and Chief Executive Officer.

“We executed several important steps to retain the rating,” Mr. Hickey continued. “We increased the capital available to Majestic for future growth by transferring capital from Twin Bridges to Majestic, modified the intercompany quota-share agreement between the two subsidiaries and entered into a 40% quota-share agreement with a major securely rated reinsurance partner. These are significant changes that we believe will secure Majestic’s outlook.”

Based on the effects of increased ceded premium under the 40% quota share agreement as mentioned above and other factors, the Company will update its guidance for the full year 2008 when it announces second quarter results on August 6, 2008.

Both ratings will retain their negative outlook until such time as A.M. Best believes the capital available through CRM’s insurance subsidiaries is adequate to support anticipated revenue growth.

An A.M. Best rating of A- (Excellent) is the fourth-highest of 15 rating levels. A.M. Best ratings are directed toward the concerns of policyholders and insurance agencies and are not intended for the protection of investors or as a recommendation to buy, hold or sell securities.

About CRM Holdings, Ltd.

CRM Holdings, Ltd. is a provider of workers’ compensation insurance products. Its main business activities include underwriting primary workers’ compensation policies, underwriting workers’ compensation reinsurance and excess insurance policies, and providing fee-based management and other services to self-insured entities. The Company provides primary workers’ compensation insurance to employers in California, Arizona, Florida, Nevada, New Jersey, New York, and other states. The Company reinsures some of the primary business underwritten and provides excess workers’ compensation coverage for self-insured organizations. CRM is also a provider of fee-based management services to self-insured groups in California. Further information can be found on the CRM Web site at http://www.CRMHoldingsLtd.bm.

CRMH-G

Contact Information:

Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd., Ste. 2050
Los Angeles, CA 90024
(310) 231-8600 ext. 117

Forward-Looking statements

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). These statements are based on our current expectations and projections about future events and are identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology.

All forward-looking statements involve risks and uncertainties. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. There are or may be important factors that could cause actual results to differ materially from the forward-looking statements we make in this document. Such risks and uncertainties are discussed in the company’s Form 10-K for the year ended December 31, 2007, and in other documents filed by the company with the Securities and Exchange Commission.

These risks and others could cause actual results to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.

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